UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

Ametrine Capital, Inc.
(Name of registrant as specified in its charter)

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Ametrine Capital, Inc.

340 West Superior Street,
Unit 1601,
Chicago, IL 60610

NOTICE TO ALL SHAREHOLDERS OF ACTION BY WRITTEN CONSENT

The purpose of this letter is to inform you that holders of shares representing a majority of the voting power of Ametrine Capital, Inc. (the “Corporation”) have authorized and approved (1) a change in the Corporation’s business so that it ceases to be a business development company, and (2) the Corporation’s withdrawal of its notification of election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 by filing Form N-54C with the Securities and Exchange Commission.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of shares representing a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking you for a proxy.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors,

/s/ Lior Ostashinsky
Lior Ostashinsky
Chief Executive Officer, President,
Treasurer, Secretary and Chairman

Chicago, Illinois
Date: September 23, 2010

Ametrine Capital, Inc.

340 West Superior Street,
Unit 1601,
Chicago, IL 60610

INFORMATION STATEMENT

September 23, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about October 14, 2010, to the shareholders of record of Ametrine Capital, Inc. (hereinafter referred to as the "Corporation" or “we”) at the close of business on September 22, 2010.  This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice of the taking of the corporate action without a meeting by less than unanimous written consent, as permitted by Delaware General Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of the Corporation have adopted, by written consent, resolutions authorizing and approving (1) a change in the Corporation’s business so that it ceases to be a business development company(a “BDC”), and (2) the Corporation’s withdrawal of its notification of election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 by filing Form N-54C with the Securities and Exchange Commission (the “SEC”).  The withdrawal as a BDC will be effective upon filing the notification on Form N-54C with the SEC, which will be filed at least twenty calendar days after this Information Statement is first mailed to our stockholders.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and any documents that now accompany or may in the future supplement it.  We contemplate that brokerage houses, custodians, nominees and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.  We will undertake to deliver promptly upon written or oral request a separate copy of the information  statement to a shareholder at a shared address to which a single copy of the information statement was delivered.  You may make a written or oral request by sending a written notification to our principal executive offices to the address above (Attention: Treasurer), stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (312) 205-9101.  If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTING SECURITIES

As of the close of business on September 22, 2010, there were 4,376,559 shares of Common Stock, $0.01 par value, issued and outstanding.

PRINCIPAL HOLDERS OF SECURITIES

Below is information about the security ownership of our major shareholder as of September 22, 2010.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Meitav Underwriting Ltd.	4,026,559	92%

DISSENTERS' RIGHT OF APPRAISAL

Under Delaware law and our certificate of incorporation and bylaws, no shareholder has any dissenters’ or appraisal rights in connection with our change in the Corporation’s business so that it ceases to be a business development company.

REASONS FOR ADOPTING THE RESOLUTIONS SET FORTH ABOVE

The Corporation was formed as a closed-end, non-diversified management investment company that filed an election to be regulated as a BDC under the Investment Company Act of 1940, with the intent to invest principally in the equity and debt securities of primarily non-public U.S.- and Israeli-based small and mid-sized companies.  Since its registration statement was declared effective in May 2009, the Corporation has not been successful in raising adequate capital to commence effective operations as a BDC.  The Corporation’s operations were funded by Meitav Underwriting Ltd. (“Meitav”), the majority shareholder. Management of the Corporation and Meitav expect that market conditions will continue to make it difficult for the Corporation to raise capital in the future and implement its business plan.  Therefore, they determined that it would be beneficial for the Corporation to withdraw its election to be regulated as a BDC, in order to pursue other operating possibilities.

As a BDC, the Corporation has been subject to certain provisions of the Investment Company Act of 1940 (the “1940 Act”), including certain provisions applicable only to BDCs, although it is exempted from certain provisions of the 1940 Act applicable to registered closed-end investment companies. However, as a BDC, the Corporation remains subject to significant regulation of its activities.  Accordingly, and after careful consideration of the 1940 Act requirements applicable to BDCs, the cost of 1940 Act compliance and a thorough assessment of the Corporation’s business opportunities, the Corporation determined that continuation as a BDC is not in the best interests of the Corporation and its stockholders at the present time.

After the Corporation’s notification of withdrawal of its BDC election is filed with the SEC, the Corporation will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to custody of its assets, composition of its Board of Directors, affiliated transactions and any compensation arrangements.

EFFECT ON OUR SHAREHOLDERS

The Corporation has no intention to invest in securities or meet the definition of an investment company, as described in Section 3 of the 1940 Act, after withdrawing its election to be regulated as a BDC.  Upon withdrawal of its BDC election, the Corporation will maintain its registration under the Securities Exchange Act of 1934 (the “Exchange Act”) and file regular reports as required thereunder, as discussed below.  The cost of the Corporation’s ongoing registration will continue to be funded solely by Meitav, through an interest-free loan that is expected to be converted into additional common shares at $.05 per share.

The Corporation has no current plans to liquidate its assets.  Management is currently considering alternatives for how it will proceed going forward, including but not limited to selling the Corporation, or acquiring or merging with existing companies, although there are no definitive transactions structured to that effect.  The Corporation will no longer be able to sell securities under its current registration statement.  In the event that the Corporation offers new securities for sale to the public, it will file a new registration statement with the SEC absent an available exemption.  Such registration statement would be on Form S-1 or an equivalent form if Form S-1 is not then available. The Corporation has no current plans to offer any such securities to the public.  The Corporation is, and will continue to be after it ceases to be a BDC, a shell corporation as defined in Rule 12b-2 to the Exchange Act.

Section 61(a) of the 1940 Act

As previously described, the Corporation’s operations have been funded by Meitav.  Meitav provided this funding in the form of an interest-free loan.  Over time, this debt to Meitav resulted in the Corporation falling out of compliance with Section 61(a) of the 1940 Act, which requires that a BDC maintain asset coverage of at least 200% for any senior securities, including its debt.  As a result, on September 21, 2010, the Corporation issued to Meitav 1,704,760 additional shares of its common stock in conversion for its outstanding debt of $85,238 to Meitav at a conversion price of $0.05 per share.  The Corporation has no other liabilities after this conversion, and is now in compliance with the asset coverage requirement under Section 61(a) of the 1940 Act.

Risks Associated with the Withdrawal of Election to be Regulated as a BDC

When the Corporation ceases to be a BDC, the stockholders will lose certain protections, including the following:

•	The Corporation will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

•
The Corporation will no longer be required to comply with Section 56 of the 1940 Act by ensuring that a majority of the directors are persons who are not “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act, and certain persons that would be prevented from serving on the Corporation’s Board of Directors if it were a BDC will be able to serve on the Corporation’s Board of Directors;

•
The Corporation will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Corporation’s ability to issue warrants and options;

•	The Corporation will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value; and

•	The Corporation will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under the 1940 Act.

However, the Corporation’s Board of Directors will still be subject to customary principles of fiduciary duty with respect to the Corporation and its stockholders.  In addition, withdrawal of the Corporation’s election to be treated as a BDC will not affect the Corporation’s registration under Section 12(b) of the Exchange Act. Under the Exchange Act, the Corporation is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act.

Effect of Election to Withdraw as a BDC on the Corporation’s Financial Statements

The election to withdraw the Corporation as a BDC under the 1940 Act will result in a change in the Corporation’s method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Corporation’s intent with respect to the period of time it intends to hold the investment. Changes in the Corporation’s method of accounting could reduce the value of its portfolio company investments by eliminating the Corporation’s ability to report an increase in the market value of its holdings as they occur.

These above-described changes and other changes in the Corporation’s financial statement presentation and accounting subsequent to the withdrawal of its election to be regulated as a BDC may also have an impact on the market price of the Corporation’s common stock, the nature and extent of which cannot be predicted.

The Corporation does not believe that the prevention of its election to be treated as a BDC will have any impact on its federal income tax status, since it has not had any significant operations and thus never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing to be treated as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) As a result, there will be no change in its federal income tax status or deferred tax accruals as a result of it becoming an operating company.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other common shareholders), none of our officers, directors, or any of their respective affiliates has any interest in the resolutions adopted above.

EFFECTIVENESS OF CHANGES

The Corporation will file the notification of withdrawal of election to be regulated as a BDC at least twenty calendar days after this Information Statement is first mailed to our stockholders.  The withdrawal will be effective upon receipt of this notification by the SEC, at which time the Corporation will no longer be subject to regulation as a BDC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.